                       STOLT-NIELSEN S. A. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE INFORMATION)

                                                               Three months ended                    Nine months ended
                                                         -------------------------------      ---------------------------------
                                                         Aug 31, 1999       Aug 31, 1998       Aug 31, 1999       Aug 31, 1998
                                                          (Unaudited)    (Unaudited) (a)        (Unaudited)     (Unaudited) (a)
                                                         ------------    ---------------      -------------     ---------------
STATEMENTS OF INCOME
Net operating revenue:
Stolt-Nielsen Transportation Group:
     Tankers                                              $   155,980        $   164,158        $   459,426        $   499,107
     Tank Containers                                           53,027             53,308            148,490            163,864
     Terminals                                                 13,729             13,796             40,448             40,389
Stolt Comex Seaway                                            184,051            179,069            491,300            425,881
Stolt Sea Farm                                                 69,007             68,036            195,121            165,172
                                                         ------------    ---------------      -------------     --------------
     TOTAL NET OPERATING REVENUE                              475,794            478,367          1,334,785          1,294,413
                                                         ============    ===============      =============     ==============

Gross profit:
Stolt-Nielsen Transportation Group:
     Tankers                                                   23,804             27,677             66,669             95,004
     Tank Containers                                           11,227             12,400             31,012             41,589
     Terminals                                                  4,649              4,614             14,954             12,953
Stolt Comex Seaway                                             30,645             38,556             63,807             75,633
Stolt Sea Farm                                                 12,355             10,197             31,811             21,752
                                                         ------------    ---------------      -------------     --------------
     TOTAL GROSS PROFIT                                        82,680             93,444            208,253            246,931

Equity in net income of non-consolidated joint ventures         3,462              7,130              7,672             14,748
Administrative and general expense                            (41,657)           (40,297)          (122,920)          (113,613)
                                                         ------------    ---------------      -------------     --------------
     TOTAL INCOME FROM OPERATIONS                              44,485             60,277             93,005            148,066



ANALYSIS OF TOTAL INCOME FROM OPERATIONS:
Stolt-Nielsen Transportation Group:
     Tankers                                                    9,276             13,380             22,862             54,487
     Tank Containers                                            4,923              5,480             12,642             22,127
     Terminals                                                  3,054              2,332             10,072              5,801
Stolt Comex Seaway                                             19,528             33,569             29,364             57,280
Stolt Sea Farm                                                  7,704              5,516             18,065              8,371
                                                         ------------    ---------------      -------------     --------------
     Total                                                     44,485             60,277             93,005            148,066


Non-operating income/(expense):
     Interest expense, net                                    (16,964)           (12,492)           (48,804)           (38,214)
     Foreign currency exchange (loss)/gain, net                    53                536              1,895                107
     Minority interests                                        (7,405)           (14,442)            (9,775)           (27,188)
     Other (b)                                                  1,909              1,733              5,862             18,149
                                                         ------------    ---------------      -------------     --------------

     INCOME BEFORE TAX                                         22,078             35,612             42,183            100,920

Income tax provision                                           (8,361)           (11,839)           (10,687)           (18,361)
                                                         ------------    ---------------      -------------     --------------
     NET INCOME                                           $    13,717        $    23,773        $    31,496        $    82,559
                                                         ============    ===============      =============     ==============


PER SHARE DATA

Net income per share:
     Basic                                                $      0.25        $      0.43        $      0.58        $      1.51
     Diluted                                              $      0.25        $      0.43        $      0.57        $      1.50
                                                         ------------    ---------------      -------------     --------------

Weighted average number of Common and
 Class B shares and equivalents outstanding:
     Basic                                                     54,534             54,765             54,516             54,741
     Diluted                                                   54,959             55,058             54,943             55,133
                                                         ------------    ---------------      -------------     --------------

SELECTED CASHFLOW DATA

Capital expenditures (cash basis)                         $    42,576        $   302,753        $   243,660        $   472,512

Depreciation and amortization (excluding
     drydocking)                                          $    39,425        $    33,718        $   116,342        $    94,885


(a) The net income for the three months and nine months ended August 31,1998 has been restated to include adjustments of ($298) and $346, respectively, arising from the change in the accounting policy for drydocking made by a subsidiary of the Company. This change in policy was effective at December 1, 1997 and restates the Gross profit, Minority interest, Other non-operating expense and income tax provision.

(b) The figures for the nine months ended August 31, 1999 include a one-time gain of $3,783 resulting from sale of tank containers. The figures for the nine months ended August 31, 1998 include one-time gains arising from an insurance settlement of $10,208 and from the sale of other assets of $2,156.

                      STOLT-NIELSEN S. A. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (IN US DOLLAR THOUSANDS)



                                                                    Aug 31,      November 30,          Aug 31,
                                                                       1999              1998             1998
                                                              -------------     -------------   ---------------
                                                                (Unaudited)     (Audited) (a)   (Unaudited) (b)
ASSETS

Cash and cash equivalents                                       $    67,395       $    37,776       $    26,003

Trade receivables, net                                              309,767           336,019           348,661

Other current assets                                                241,345           251,498           289,932
                                                              -------------     -------------   ---------------
    TOTAL CURRENT ASSETS                                            618,507           625,293           664,596

Fixed assets, net of accumulated depreciation                     2,073,171         2,083,512         1,992,708

Other non-current assets                                            335,252           299,320           276,821

                                                              -------------     -------------   ---------------
    TOTAL ASSETS                                                $ 3,026,930       $ 3,008,125       $ 2,934,125
                                                              =============     =============   ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

Loans payable to banks                                          $     8,860       $    17,645       $    31,866

Current portion of long-term debt                                    75,280            71,634            73,271

Accounts payable and accrued liabilities                            393,860           403,575           426,086

                                                              -------------     -------------   ---------------
    TOTAL CURRENT LIABILITIES                                       478,000           492,854           531,223

Long-term debt                                                    1,089,151         1,057,313           998,322

Other non-current liabilities (c)                                   333,438           325,591           299,576

                                                              -------------     -------------   ---------------
    TOTAL CURRENT AND NON-CURRENT LIABILITIES                     1,900,589         1,875,758         1,829,121
                                                              -------------     -------------   ---------------

Capital stock and Founder's shares                                   62,243            62,191            62,190

Paid-in surplus                                                     347,531           347,019           347,014

Retained earnings                                                   895,629           884,615           870,898

Cumulative translation adjustments                                  (45,038)          (27,434)          (41,147)

Treasury stock                                                     (134,024)         (134,024)         (133,951)

                                                              -------------     -------------   ---------------
    SHAREHOLDERS' EQUITY                                          1,126,341         1,132,367         1,105,004

                                                              -------------     -------------   ---------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 3,026,930       $ 3,008,125       $ 2,934,125
                                                              =============     =============   ===============

Total interest-bearing debt net of cash and cash equivalents:   $ 1,105,896       $ 1,108,816       $ 1,077,456
                                                              -------------     -------------   ---------------


(a) Reflects reclassifications and adjustments subsequently made to figures included in the Quarter 4 1998 press release dated February 2, 1999.

(b) Quarter 3 1998 has been restated to include a gain of $346, arising from the change in the accounting policy for drydocking made by a subsidiary of the Company. This change in policy was effective at December 1, 1997 and restates Accounts payable and accrued liabilities, Other non-current liabilities and Retained earnings.

(c) Other non-current liabilities includes minority interest in Stolt Comex Seaway S.A. of $223,570, $231,622 and $218,844 at August 31, 1999,
     November 30, 1998 and August 31, 1998, respectively.

                                                               Three months ended                    Nine months ended
                                                         -------------------------------      ---------------------------------
                                                         Aug 31, 1999       Aug 31, 1998       Aug 31, 1999       Aug 31, 1998
                                                          (Unaudited)    (Unaudited) (a)        (Unaudited)     (Unaudited) (a)
                                                         ------------    ---------------      -------------     ---------------
Net operating revenue:
Stolt-Nielsen Transportation Group:
     Tankers                                              $   155,980        $   164,158        $   459,426        $   499,107
     Tank Containers                                           53,027             53,308            148,490            163,864
     Terminals                                                 13,729             13,796             40,448             40,389
Stolt Comex Seaway                                            184,051            179,069            491,300            425,881
Stolt Sea Farm                                                 69,007             68,036            195,121            165,172
                                                         ------------    ---------------      -------------     --------------
TOTAL NET OPERATING REVENUE                                   475,794            478,367          1,334,785          1,294,413
                                                         ============    ===============      =============     ==============

Gross profit:
Stolt-Nielsen Transportation Group:
     Tankers                                                   23,804             27,677             66,669             95,004
     Tank Containers                                           11,227             12,400             31,012             41,589
     Terminals                                                  4,649              4,614             14,954             12,953
Stolt Comex Seaway                                             30,645             38,556             63,807             75,633
Stolt Sea Form                                                 12,355             10,197             31,811             21,752
                                                         ------------    ---------------      -------------     --------------
TOTAL GROSS PROFIT                                             82,680             93,444            208,253            246,931

Equity in net income of non-consolidated joint ventures         3,462              7,130              7,672             14,748
Administrative and general expense                            (41,657)           (40,297)          (122,920)          (113,613)
                                                         ------------    ---------------      -------------     --------------
TOTAL INCOME FROM OPERATIONS                                   44,485             60,277             93,005            148,066



ANALYSIS OF TOTAL INCOME FROM OPERATIONS:
Stolt-Nielsen Transportation Group:
     Tankers                                                    9,276             13,380             22,862             54,487
     Tank Containers                                            4,923              5,480             12,642             22,127
     Terminals                                                  3,054              2,332             10,072              5,801
Stolt Comex Seaway                                             19,528             33,569             29,364             57,280
Stolt Sea Farm                                                  7,704              5,516             18,065              8,371
                                                         ------------    ---------------      -------------     --------------
Total                                                          44,485             60,277             93,005            148,066


Non-operating income/(expense):
     Interest expense, net                                    (16,964)           (12,492)           (48,804)           (38,214)
     Foreign currency exchange (loss)/gain, net                    53                536              1,895                107
     Minority interests                                        (7,405)           (14,442)            (9,775)           (27,188)
     Other (b)                                                  1,909              1,733              5,862             18,149
                                                         ------------    ---------------      -------------     --------------

INCOME BEFORE TAX                                              22,078             35,612             42,183            100,920

Income tax provision                                           (8,361)           (11,839)           (10,687)           (18,361)
                                                         ------------    ---------------      -------------     --------------
     NET INCOME                                           $    13,717        $    23,773        $    31,496        $    82,559
                                                         ============    ===============      =============     ==============


PER SHARE DATA

Net income per share:
     Basic                                                $      0.25        $      0.43        $      0.58        $      1.51
     Diluted                                              $      0.25        $      0.43        $      0.57        $      1.50
                                                         ------------    ---------------      -------------     --------------

Weighted average number of Common and
 Class B shares and equivalents outstanding:
     Basic                                                     54,534             54,765             54,516             54,741
     Diluted                                                   54,959             55,058             54,943             55,133
                                                         ------------    ---------------      -------------     --------------

SELECTED CASH FLOW DATA

Capital expenditures (cash basis)                         $    42,576        $   302,753        $   243,660        $   472,512

Depreciation and amortization (exceding
     drydocking)                                          $    39,425        $    33,718        $   116,342        $    94,885


(a) The net income for the three months and nine months ended August 31,1998 has been restated to include adjustments of ($298) and $346, respectively, arising from the change in the accounting policy for drydocking made by a subsidiary of the Company. This change in policy was effective at December 1, 1997 and restates the Gross profit, Minority interest, Other non-operating expense and Income tax provision.

(b) The figures for the nine months ended August 31, 1999 include a one-time gain of $3,783 resulting from sale of tank containers. The figures for the nine months ended August 31, 1998 include one-time gains arising from an insurance settlement of $10,208 and from the sale of other assets of $2,156.

                      STOLT-NIELSEN S. A. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (IN US DOLLAR THOUSANDS)



                                                                    Aug 31,      November 30,          Aug 31,
                                                                       1999              1998             1998
                                                              -------------     -------------   ---------------
                                                                (Unaudited)     (Audited) (a)   (Unaudited) (b)
ASSETS

Cash and cash equivalents                                       $    67,395       $    37,776       $    26,003

Trade receivables, net                                              309,767           336,019           348,661

Other current assets                                                241,345           251,498           289,932
                                                              -------------     -------------   ---------------
    TOTAL CURRENT ASSETS                                            618,507           625,293           664,596

Fixed assets, net of accumulated depreciation                     2,073,171         2,083,512         1,992,708

Other non-current assets                                            335,252           299,320           276,821

                                                              -------------     -------------   ---------------
    TOTAL ASSETS                                                $ 3,026,930       $ 3,008,125       $ 2,934,125
                                                              =============     =============   ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

Loans payable to banks                                          $     8,860       $    17,645       $    31,866

Current portion of long-term debt                                    75,280            71,634            73,271

Accounts payable and accrued liabilities                            393,860           403,575           426,086

                                                              -------------     -------------   ---------------
    TOTAL CURRENT LIABILITIES                                       478,000           492,854           531,223

Long-term debt                                                    1,089,151         1,057,313           998,322

Other non-current liabilities (c)                                   333,438           325,591           299,576

                                                              -------------     -------------   ---------------
    TOTAL CURRENT AND NON-CURRENT LIABILITIES                     1,900,589         1,875,758         1,829,121
                                                              -------------     -------------   ---------------

Capital stock and Founder's shares                                   62,243            62,191            62,190

Paid-in surplus                                                     347,531           347,019           347,014

Retained earnings                                                   895,629           884,615           870,898

Cumulative translation adjustments                                  (45,038)          (27,434)          (41,147)

Treasury stock                                                     (134,024)         (134,024)         (133,951)

                                                              -------------     -------------   ---------------
    SHAREHOLDERS' EQUITY                                          1,126,341         1,132,367         1,105,004

                                                              -------------     -------------   ---------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 3,026,930       $ 3,008,125       $ 2,934,125
                                                              =============     =============   ===============

Total interest-bearing debt net of cash and cash equivalents:   $ 1,105,896       $ 1,108,816       $ 1,077,456
                                                              -------------     -------------   ---------------


(a) Reflects reclassifications and adjustments subsequently made to figures included in the Quarter 4 1998 press release dated February 2, 1999.

(b) Quarter 3 1998 has been restated to include a gain of $346, arising from the change in the accounting policy for drydocking made by a subsidiary of the Company. This change in policy was effective at December 1, 1997 and restates Accounts payable and accrued liabilities, Other non-current liabilities and Retained earnings.

(c) Other non-current liabilities includes minority interest in Stolt Comex Seaway S.A. of $223,570, $231,622 and $218,844 at August 31, 1999,
     November 30, 1998 and August 31, 1998, respectively.

                      STOLT-NIELSEN S. A. AND SUBSIDIARIES
                         UNAUDITED OPERATING YARDSTICKS

                                                        1ST QUARTER    2ND QUARTER   3RD QUARTER   4TH QUARTER
TANKERS DIVISION:
--------------------------------------------------------------------------------------------------------------
JOINT SERVICE SAILED-IN TIME-CHARTER INDEX - ACTUAL
    1997                                                       1.19           1.19          1.22          1.13
    1998                                                       1.07           1.10          1.01          0.94
    1999                                                       0.91           0.93          0.94           n/a

VOLUME OF CARGO CARRIED - MILLIONS OF TONNES
    JOINT SERVICE FLEET:
    1997                                                        3.0            2.8           3.2           2.9
    1998                                                        3.2            3.5           3.2           3.2
    1999                                                        2.9            3.4           3.5           n/a

REGIONAL FLEETS:
    1997                                                        2.0            2.0           2.2           2.6
    1998                                                        1.8            2.0           2.0           2.0
    1999                                                        2.1            2.0           2.2           n/a

OPERATING DAYS
    JOINT SERVICE FLEET:
    1997                                                      5,141          5,320         5,488         5,587
    1998                                                      5,946          6,433         6,503         6,706
    1999                                                      6,375          6,441         6,354           n/a

    REGIONAL FLEETS:
    1997                                                      6,007          6,099         6,151         7,329
    1998                                                      5,461          5,619         5,641         5,575
    1999                                                      5,694          5,656         5,819           n/a

AVERAGE NUMBER OF SHIPS OPERATED IN THE PERIOD
    JOINT SERVICE FLEET:
    1997                                                         57             58            60            61
    1998                                                         66             70            71            74
    1999                                                         69             70            70           n/a

    REGIONAL FLEETS:
    1997                                                         67             66            67            81
    1998                                                         61             61            61            61
    1999                                                         62             61            64           n/a

Notes:

(a) Joint Service and Regional fleet statistics include those for time-chartered ships
(b) Regional fleet statistics include total joint venture activity and all cargo carried on behalf of the Joint Service
(c) Regional fleet statistics include the results of both the Northern Europe and US Gulf barging activities
(d) In the 4th quarter of 1997, the Company divested 26 non-strategic petroleum barges which operated in the US Gulf

TANK CONTAINER DIVISION:
--------------------------------------------------------------------------------------------------------------
TANK CONTAINERS OPERATED AND LEASED AT END OF PERIOD
    1997                                                     10,495         12,016        12,355        12,829
    1998                                                     13,077         13,273        13,599        13,751
    1999                                                     12,098         12,450        13,010           n/a

TANK CONTAINER UTILIZATION - %
    1997                                                       73.4%          71.8%         68.7%         71.5%
    1998                                                       69.8%          69.1%         62.4%         64.6%
    1999                                                       63.2%          66.8%         69.8%          n/a

Note:

(a) Tank containers operated and leased at end of Quarter 1 1999 has been restated to include additional tanks managed on behalf of third parties.


TERMINALS DIVISION:
--------------------------------------------------------------------------------------------------------------
AVERAGE MARKETABLE SHELL BARREL CAPACITY (MILLIONS OF BARRELS)
    1997                                                       4.49           4.49          4.71          4.71
    1998                                                       4.76           4.80          4.80          4.90
    1999                                                       4.90           4.92          4.96           n/a

TANK CAPACITY UTILIZATION - %
    1997                                                       75.9%          86.4%         77.6%         81.8%
    1998                                                       89.6%          91.8%         91.2%         91.0%
    1999                                                       92.8%          90.7%         87.3%          n/a